Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

BIOGAS SUPPLY ADDENDUM – VEHICLE FUEL SEGMENT-SUPPLY SIDE

This Biogas Supply Addendum (this “Addendum”) is made and entered into effective as of July 22, 2021 (the “Effective Date”), by and between BP Canada Energy Marketing Corp. (“Buyer”), a Delaware corporation, BP Products North America Inc. (“Buyer’s Affiliate”), an Indiana corporation, and Gevo NW Iowa RNG, LLC (“Seller”), a Delaware limited liability company.

WHEREAS Buyer and Seller are parties to that certain NAESB Base Contract for Sale and Purchase of Natural Gas dated July 22, 2021 (as amended, supplemented or modified by the parties from time to time) (the “Base Contract”); and

WHEREAS, the parties desire to set forth the additional terms and conditions related to Transaction Confirmations for the purchase and sale of Biogas and the associated Green Attributes whereby Buyer will be the party purchasing and receiving the Biogas and Green Attributes, Buyer’s Affiliate will be the party purchasing and receiving the Green Attribute Credits, and Seller will be the party selling and delivering the Biogas and Green Attributes.

NOW, THEREFORE, in consideration of the premises and agreements set forth hereinafter, the sufficiency of such consideration being acknowledged by the parties, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1    Definitions. The following terms when used herein will have the meanings set forth below. Capitalized terms used in this Addendum but not defined herein are as defined in the Base Contract.

“Addendum” has the meaning set forth in the preamble.

“Advance Notice Deadline” means the seventh (7th) Business Day before the first Day of the Biogas delivery Month.

“Advanced Biofuel” has the meaning as set forth in the EPA RFS program (40 C.F.R. § 80.1401), as may be amended from time to time.

“Alternative Fuel” has the meaning as used in the California LCFS.

[*****]

“[*****] California LCFS Price” means the arithmetic average of the midpoint of the bid and ask daily prices, as assessed and published by [*****] in the [*****] under the heading [*****] (or successor heading or publication).

“[*****] Oregon LCFS Price” means the arithmetic average of the midpoint of the bid and ask daily prices, as assessed and published by [*****] in the [*****] under the heading [*****] (or successor heading or publication).

“[*****] D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as published and assessed by [*****] in the [*****] under the heading [*****] for the applicable vintage year (or successor heading or publication).

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“[*****] D5 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as published and assessed by [*****] in the [*****] under the heading [*****] for the applicable vintage year (or successor heading or publication).

“Base Contract” has the meaning set forth in the preamble.

“Biogas” means pipeline quality Gas derived from the decomposition of organic matter that meets the EPA RFS eligibility requirements as either an Advanced Biofuel or Cellulosic Biofuel; and/or the California LCFS eligibility requirements as an Alternative Fuel; and/or the Oregon Clean Fuels Program eligibility requirements as Biomethane or Renewable Natural Gas, as applicable. The term “Gas” under Base Contract includes Biogas.

“Biogas Contract” means a Contract for the supply of Biogas.

“Buyer Biogas Supply Force Majeure Event” has the meaning set forth in Section 3.1.1.

“Calendar Quarter” means each individually the periods January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

“CARB” means the California Air Resources Board, or its successor agency.

“California LCFS” means the regulations promulgated by CARB (Cal. Code Regs. tit. 17, §§ 95480 – 90), as may be amended from time to time) applying to any transportation fuel that is sold, supplied, or offered for sale in California.

“California LRT Account” means the account set up for the transfer or retirement of California LCFS Credits

“Carbon Intensity” or “CI” has the meaning given to it in the California LCFS and/or Oregon Clean Fuels Program.

“Cellulosic Biofuel” has the meaning set forth in the EPA RFS program (40 C.F.R. § 80.1401), as may be amended from time to time.

“CFP Online System Account” means the account set up for the transfer or retirement of Oregon Clean Fuels Program LCFS Credits.

“Co-Marketer” means any third party that is from time to time counterparty to a Co-Marketing Arrangement other than Buyer. As of the Effective Date, Clean Energy Renewable Fuels, LLC is a Co-Marketer.

“Co-Marketing Arrangement” means the contract and series of related agreements between Buyer and one or more third parties, pursuant to which the parties thereto have agreed to match existing and future Biogas Contracts (to which Buyer is a party) with existing and future Vehicle Fuel agreements (to which such third party is a party).

“Commercial Distribution System” means a gas distribution system that physically connects the supply source to the Vehicle Fuel Producer’s delivery point by pipeline, barge, truck or rail as set out in 40 C.F.R.

§ 80.1426(f)(11)(ii).

“Disqualified Biogas” means Gas that was initially determined by the parties upon delivery to be Biogas and subsequently becomes disqualified as Biogas for failure to satisfy requirements of the applicable Green Attribute Program, as determined by the applicable Green Attribute Regulator.

“Downstream Distressed Event” has the meaning set forth in Section 3(f) of the Commerial Terms of the Transaction Confirmation.

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“EcoEngineers” means TPR Enterprises, LLC d/b/a EcoEngineers, or any successor thereto.

“Effective Date” means the date first written above.

“EMTS Account” means the EPA Moderated Transaction System Account for RINs.

“EPA” means the United States Environmental Protection Agency, or its successor agency.

“EPA RFS” means Renewable Fuel Standard established by the Environmental Protection Agency (40 C.F.R (§§ 80.1400 - 80.1474), as may be amended from time to time.

“Green Attributes” means any and all environmental attributes, including Lifecycle Greenhouse Gas Emissions, associated with the use of Biogas.

“Green Attribute Account” means the applicable Green Attribute Program account where Green Attributes are held by a party and transferred by one party to another party, including the California LRT Account, CFP Online System Account, and EMTS Account.

“Green Attribute Credits” means the credits or other similar instruments generated from the Green Attributes associated with the Biogas under a Green Attribute Program, including RINs and LCFS Credits.

“Green Attribute Program” means any federal, state or local program for Greenhouse Gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., U.S. federal, state, or local agencies), or non-governmental agency from time to time.

“Green Attribute Regulator” means the governmental agency responsible for the oversight and administration of the relevant Green Attribute Program.

“Greenhouse Gas” means carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), hydroflourocarbons, perfluorocarbons, sulphur hexafluoride, or any other substance or combination of substances that may become regulated or designated as Greenhouse Gases under any federal, state or local law or regulation, or any emission reduction registry, trading system, or reporting or reduction program for Greenhouse Gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., U.S. federal, state, or local agencies), or non-governmental agency from time to time, in each case measured in increments of one metric tonne of carbon dioxide equivalent.

“LCFS Account” means the California LRT Account or CFP Online System Account, as applicable.

“LCFS Credits” means credits generated and traded under the California LCFS or the Oregon Clean Fuels Program, with each credit equal to one metric tonne of Carbon Dioxide reductions as compared to the baseline CO2 emissions under the California LCFS or Oregon Clean Fuels Program.

“LCFS Price” means the Contract Price for LCFS Credits to be delivered and taken as agreed to by the parties pursuant to the Transaction Confirmation between Buyer and Seller.

“LCFS Service Provider” means the company or person the Seller uses to assist it in registering and complying with the California LCFS and Oregon Clean Fuels Program.

“LCFS Value Deadline” has the meaning set forth in Section 5.4.

“LCFS Value” has the meaning specified in the Transaction Confirmation.

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“Lifecycle Greenhouse Gas Emissions” means the aggregate quantity of Greenhouse Gas emissions (including direct emissions and significant indirect emissions from land use changes), as specified in the EPA RFS, California LCFS, or Oregon Clean Fuels Program, related to the full fuel lifecycle, including all stages of fuel and feedstock production and distribution, from feedstock generation or extraction through the distribution and delivery and use of the finished fuel to the ultimate consumer, where the mass values for all greenhouse gases are adjusted to account for their relative global warming potential.

[*****]

“[*****] California LCFS Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by [*****] in the daily [*****] under the heading “[*****]" (or successor heading or publication).

“[*****] Oregon LCFS Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by [*****] in the daily [*****] under the heading “[*****]" (or successor heading or publication).

“[*****] D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by [*****] in the daily [*****] under the heading “[*****]” for the applicable vintage year (or successor heading or publication)

“Oregon Clean Fuels Program or Oregon CFP” means the regulations promulgated by the Oregon DEQ (OAR 340-253-000, et seq., as may be amended from time to time) applying to any transportation fuel that is produced in or imported into Oregon.

“Oregon DEQ” means the Oregon Department of Environmental Quality, or successor agency.

[*****]

“[*****] California LCFS Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by [*****] in the [*****] daily report under the heading "[*****]" (or successor heading or publication).

“[*****] D3 RIN Price” means the arithmetic average of the midpoint of the high and low daily prices, as assessed and published by [*****] in the [*****] daily report under the heading “[*****]” for the applicable vintage year (or successor heading or publication).

“Project” means a Biogas production project that produces Biogas, as more specifically described in an applicable Transaction Confirmation.

“Renewable Identification Number (RIN)” is a Renewable Identification Number, as defined in the EPA RFS.

“RIN Price” means the Contract Price for RINs to be delivered and taken as agreed to by the parties in accordance with the Transaction Confirmation between Buyer and Seller.

“RIN Value Deadline” has the meaning set forth in Section 5.3.

“Vehicle Fuel” means compressed natural gas (CNG) or liquefied natural gas (LNG) derived from Biogas and used in transportation vehicles.

“Vehicle Fuel Producer” means the vehicle fuel producer(s) listed in the Transaction Confirmation(s) between Buyer and Seller, or provided to Seller in a notice issued by Buyer or Buyer’s Affiliate.

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“Vehicle Fuel Producer Biogas Contract” means a contract for the supply of Biogas between Buyer, Buyer’s Affiliate and a Vehicle Fuel Producer.

“Vehicle Fuel Producer Force Majeure Event” has the meaning set forth in Section 3.1.1.

“Weaver” means Weaver & Tidwell L.L.P., or any successor thereto.

ARTICLE II.

SPECIFIC TERMS OF PURCHASE AND SALE

In addition to the terms and conditions set forth in the Base Contract, the following terms and conditions will govern the purchase and sale of Biogas.

2.1         Green Attributes Associated with Biogas. For all Biogas sold and purchased under a Transaction Confirmation between Seller and Buyer, Seller represents and warrants that:

(i) Seller has the rights to all Green Attributes associated with the Biogas sold to Buyer and will convey to Buyer all Green Attributes for such Biogas;

(ii) the Biogas delivered to Buyer hereunder is from a Project that produces pipeline quality Biogas;

(iii) the Biogas shall be delivered to Buyer in accordance with the requirements of the applicable Green Attributes Program in order to preserve the Green Attributes;

(iv) each facility producing the Biogas has provided to Seller and/or Buyer the Biogas fuel production facility registrations consistent with Section 2.6 herein; and

(v) upon sale of the Biogas by Seller to Buyer, Seller shall transfer all Green Attributes associated with the production of such Biogas.

2.2         Daily Contract Quantity Nominations. For the Contract Quantity set forth in the Transaction Confirmation, Seller will provide Buyer with its nominated daily quantity of Biogas at the Delivery Point(s) set forth in the Transaction Confirmation for the specified delivery Month by no later than the Advance Notice Deadline. Volumes will be nominated ratably over the course of the Month, but Seller will have the option to change its daily nominations at the Delivery Point, for any delivery Day during the Month, as long as such nominations are made by Seller by no later than 8:00 a.m. central prevailing time on the Day before the delivery Day. In the event of planned shortage or shutdown, Seller shall provide Buyer with written notice as soon as practicable with the change in its daily nominations. Weekend and holiday volumes will be nominated ratably over the Saturday – Monday or applicable period.

2.3         Transaction Confirmation. Notwithstanding Section 1.2 of the Base Contract, a Transaction Confirmation will be entered into by the parties in writing for each transaction in connection with this Addendum, and together with the Base Contract will be governed by the provisions hereof. Notwithstanding any provision of the Base Contract concerning transaction procedures, the parties agree that any Transaction Confirmation must be executed in writing by both parties in order for the Transaction to be binding upon the parties.

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2.4         Disqualified Biogas. Each party will promptly notify the other party if any Biogas delivered under a Transaction Confirmation is determined to be Disqualified Biogas.

2.4.1         Seller Fault. If occurrence is not due to a Force Majeure event or Regulatory Event, but due to the fault of Seller, Buyer shall have the right to immediately cease taking delivery of Disqualified Biogas and exercise its remedies under Section 3.2 of the Base Contract. In addition to any other remedies under the Base Contract, Buyer’s Affiliate shall be entitled to a refund in an amount equal to the RIN Value and LCFS Value for the quantity of Disqualified Biogas, in each case to the extent actually paid to Seller.

2.4.2         Buyer and/or Buyer’s Affiliate Fault. If occurrence is not due to a Force Majeure event or Regulatory Event, but due to the fault of Buyer or Buyer’s Affiliate, as applicable, Buyer shall not have the right to cease taking delivery of such Disqualified Biogas, and Seller shall have the right to exercise its remedies under Section 3.2 of the Base Contract.

2.4.3         No Fault. If occurrence is due to a Force Majeure event, the terms of those sections shall apply accordingly.

2.5         Failure to Produce Vehicle Fuel. In the event that Buyer cannot utilize any Biogas for the production of a Vehicle Fuel, whether due to a Force Majeure event or Event of Default or otherwise, Buyer shall promptly notify Seller in writing. Any such disruption due to a Force Majeure event shall not be considered an Event of Default resulting in Early Termination under the Base Contract.

2.6         Further Assurances. Each party will provide the other party such cooperation, additional documentation, certifications or other information as may be reasonably necessary to carry out the purposes of this Addendum (including pursuant to any audit of this Addendum and/or the Transaction Confirmation by a third party), and in order for title to the conveyed Green Attributes to vest in the Buyer (and for Green Attribute Credits to vest in Buyer’s Affiliate).

2.8         Adjustments to RIN Value and LCFS Value. In addition to all other remedies under the Base Contract and hereunder, if Gas sold by Seller and purchased by Buyer hereunder originally deemed to be Biogas is not processed into a Vehicle Fuel due to a Downstream Distressed Event or other circumstance, both Parties shall use commercially reasonable efforts to preserve and store the Green Attributes for such volume of Biogas in order to mitigate the impact of such Downstream Distressed Event or circumstance on the RIN Value or LCFS Value of the affected Biogas.

2.9         (Reserved)

2.10         Indemnifications.

2.10.1         Seller. In addition to the indemnity obligations set forth in Section 8.3 of the Base Contract, subject to Section 13 of the Base Contract, Seller agrees to indemnify Buyer and Buyer’s Affiliate and save them harmless from all third-party Claims, losses, liabilities, fines, or penalties to the extent due to Seller’s fault and arising from or out of one or more of the following: (i) title, registrations, attestations and other representations and warranties concerning the Biogas, including, without limitation, the quality thereof; (ii) the transportation of the Biogas to the Delivery Point; (iii) Seller’s negligence, gross negligence or willful misconduct; or (iv) Seller’s breach of the Contract.

2.10.2         Buyer. In addition to the indemnity obligations set forth in Section 8.3 of the Base Contract, subject to Section 13 of the Base Contract, Buyer agrees to indemnify Seller and save it harmless from all third-party Claims , losses, liabilities, fines, or penalties to the extent due to Buyer’s fault and arising from or out of one or more of the following: (i) title, registrations, attestations and other representations and warranties concerning the Biogas, including, without limitation, the quality; (ii) the transportation of the Biogas from the Delivery Point; (iii) Buyer’s negligence, gross negligence or willful misconduct; or (iv) Buyer’s breach of the Contract.

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2.10.3         Buyer’s Affiliate. Buyer’s Affiliate agrees to indemnify Seller and save it harmless from all Claims, losses, liabilities, fines, or penalties arising out of any third-party claim from any and all persons to the extent due to Buyer’s Affiliate’s fault arising from or out of one or more of the following: (i) Buyer’s Affiliate-provided falsehoods, misrepresentations, material inaccuracies or misleading statement in any supporting documentation, including, without limitation, any registrations or any attestation related to Green Attribute Credit generation delivered under the Contract; (ii) Buyer’s Affiliate’s negligence, gross negligence or willful misconduct; or (iii) Buyer’s Affiliate’s breach of the Contract.

ARTICLE III.

FORCE MAJEURE

3.1         A new Section 11.8 of the Base Contract is hereby added as follows:

“11.8         If an event of Force Majeure prevents a party from delivering or purchasing Gas under this Contract and such event continues (i) for more than one hundred eighty (180) consecutive Days or (ii) for more than two hundred and seventy (270) cumulative Days during any calendar year, either party may terminate the affected Transaction Confirmations. If a Party terminates such transactions pursuant to this Section 11.8, neither Party shall have any further liability with respect to such transactions except that the Buyer shall pay Seller for any amounts due and owing for Gas delivered and received by Buyer, and any Green Attribute Credits generated or to be generated therefrom (if any), prior to such termination, in accordance with the applicable Transaction Confirmation.”

ARTICLE IV.

DEFAULT AND TERMINATION

4.1        Additional Event of Default. In addition to the events of default set forth in Section 10.2 of the Base Contract, it shall be an additional Event of Default if either party: (i) commits any fraudulent act; or (ii) makes any material misrepresentation or material inaccuracy or materially misleading statement in any registrations or any attestation related to Green Attribute Credits generated from Biogas purchased under the Transaction Confirmation.

ARTICLE V.

GREEN ATTRIBUTE CREDIT GENERATION AND PAYMENT

5.1	Generation of RINs

5.1.1          Seller Responsibilities and EMTS Account.

(i)          On a mutually agreed Day during the Delivery Period, Seller shall facilitate access for Buyer to any and all records relevant to determining the quantity of Biogas sold and delivered by Seller and purchased and received by Buyer during the prior Month so that Buyer and/or Buyer’s Affiliate can prepare the data regarding RIN generation for submission to the Seller and/or the Seller’s agent, Weaver.

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(ii)          Based on the data submission mentioned above in Section 5.1.1(i), Seller shall prepare and submit a PTD to Buyer and/or Buyer’s Affiliate and Seller’s agent, Weaver, and Seller’s agent shall submit such data to the EMTS Account, detailing the following:

(a)	RIN transferor and transferee company information and EPA company ID;

(b)	Product information including Fuel Code;

(c)	RIN quantity to generate and transfer;

(d)	RIN Year;

(e)	PTD number; and

(f)	Any other data as required by the EPA RFS to generate and allocate RINs as requested by Seller or Seller’s agent, Weaver.

(iii)         After the PTD has been executed within the EMTS Account, the Seller’s agent shall supply a screenshot of the executed transfer detailing the following:

(a)	RIN submission identification number and date;

(b)	Transaction identification number date;

(c)	Quantity of RINs generated and transferred to EMTS Account 4320;

(d)	PTD number; and

(e)	Other data necessary to document the generation and transfer of RINs to EMTS Account 4320.

5.1.2         Buyer and/or Buyer’s Affiliate Responsibilities.

(i)         On a mutually agreed Day during the Delivery Period, as specified in the Transaction Confirmation, Buyer shall analyze the Biogas Quantity sold and delivered by Seller and purchased and received by Buyer under the Transaction Confirmation and sold to the Vehicle Fuel Producer which converted such Biogas to a Vehicle Fuel to determine how many RINs were generated during the prior Month.

(ii)         Based on the analysis in Section 5.1.2(i) above, Buyer and/or Buyer’s Affiliate shall prepare a report for submission to Seller and/or Seller’s agent, detailing the following:

(a)	Biogas sold and delivered by Seller and purchased and received by Buyer at the Delivery Point;

(b)

Biogas sold under the Transaction Confirmation during the applicable Month that was subsequently sold by Buyer to Vehicle Fuel Producer cited in the Transaction Confirmation, converted by such Vehicle Fuel Producer to a Vehicle Fuel and distributed as a Vehicle Fuel;

(c)	The quantity of Biogas that Seller has delivered to Buyer and which Buyer is storing until such time as it can be delivered to a Vehicle Fuel Producer; and

(d)	RINs to be created from Biogas purchased by Buyer from Seller.

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5.2         Process for Generation of LCFS Credits

5.2.1         Seller Responsibilities and LCFS Account Seller Responsibilities.

(i) In the Month following the end of a Calendar Quarter during the Delivery Period, Seller shall facilitate access for Buyer or Buyer’s Affiliate to any and all records relevant to determining the number of LCFS Credits generated so that Buyer’s Affiliate can prepare the LCFS Credit generation and allocation data for submission to the Vehicle Fuel Producer or the Vehicle Fuel Producer’s agents.

(ii) Seller shall work with an LCFS Service Provider to register with CARB and/or Oregon DEQ and comply with the relevant regulatory provisions of the California LCFS or Oregon Clean Fuels Program, including, but not limited to, pathway registration, LCFS Credit generation, quarterly progress reporting and annual compliance reporting.

(iii) Seller shall maintain all records relevant to the production and sale of Biogas to Buyer in accordance with the requirements of the California LCFS and Oregon Clean Fuels Program.

5.2.2         Buyer Responsibilities.

(i) Every Month during the Delivery Period, Buyer shall analyze the Monthly Biogas Quantity purchased and received by Buyer under the Transaction Confirmation and provide such data to the Vehicle Fuel Producer.

(ii) In the Month following the end of a Calendar Quarter, Buyer shall analyze the Monthly Biogas Quantity sold and delivered from Seller under the Transaction Confirmation and converted to a Vehicle Fuel by a Vehicle Fuel Producer to determine the Monthly quantity of LCFS Credits created for the Calendar Quarter. By the end of such month, Buyer and/or Buyer’s Affiliate shall provide a report to the Vehicle Fuel Producer and the Vehicle Fuel Producer’s agents, if applicable, detailing the following:

(a)	Biogas supplied to Buyer’s meters and subsequently delivered to Vehicle Fuel Producer’s meters;

(b)	The estimated quantity of LCFS Credits to be allocated to Buyer and Vehicle Fuel Producer.

5.3         RIN Payment Terms. Buyer’s Affiliate shall pay the RIN Value within ten (10) Business Days of the RIN Value Deadline. The “RIN Value Deadline” means, the later of: (i) the date the RINs are generated and transferred into the Buyer’s Affiliate’s EMTS Account; and (ii) Buyer’s or Buyer’s Affiliate’s receipt of Seller’s invoice. Any RIN Value due for RINs not generated and transferred to the Buyer’s Affiliate’s EMTS Account by the RIN Value Deadline, but generated and transferred thereafter, shall be paid in the following Month. No RIN Value shall be paid for RINs not generated and transferred to the Buyer’s Affiliate’s EMTS Account

5.4         LCFS Credit Payment Terms. Buyer’s Affiliate shall pay the LCFS Value within ten (10) Business Days of the LCFS Value Deadline. The “LCFS Value Deadline” means, the later of: (i) the date the credits are generated and transferred into the Buyer’s Affiliate’s LCFS Account; and (ii) Buyer’s or Buyer’s Affiliate’s receipt of Seller’s invoice. No LCFS Value shall be paid for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LCFS Account. Any LCFS Value due for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LCFS Account by the LCFS Value Deadline, but generated and transferred thereafter, shall be paid in the following Month. No LCFS Value shall be paid for LCFS Credits not generated and transferred to the Buyer’s Affiliate’s LCFS Account.

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5.5         Third Party Verification Support Requirement. Seller shall have ninety (90) days from the effective date of the applicable Transaction Confirmation to execute a contract with Weaver (or another service provider acceptable to the Buyer) to work with Weaver to provide all necessary information required for registration with the EPA under the EPA RFS with regard to Q-RINs for RIN generation and allocation. If the Seller opts to generate RINs before receiving Q-RIN status, or if Seller failed to receive Q-RIN status or terminates the contract with Weaver (or some other service provider acceptable to the Buyer), then a Non-QAP Discount shall be applied to the RIN Price until such time as the Seller receives Q-RIN status. For the avoidance of doubt, the Non-QAP Discount is only applicable for such RINs that are not Q-RINs.

ARTICLE VI. BIOGAS REGISTRATION AND COSTS

6.1.      Biogas Registration. Prior to delivery of the Biogas to Buyer, Seller or its designee shall submit to the Green Attribute Regulator any and all documentation required by such Green Attribute Regulator. This documentation will include, but is not limited to, all documentation required to certify that production and transportation of the Biogas from its point of production to the Delivery Point stated in the Transaction Confirmation is compliant with the transportation routing or pathing requirements of the applicable Green Attribute Program. Such documentation may include, but is not limited to, any affidavits, reporting, or attestations required by the Green Attribute Regulator. With respect to RINs and LCFS Credits, Seller or its designee shall submit to EPA and CARB or the Oregon DEQ, as applicable, and provide Buyer and Buyer’s Affiliate with copies, of any and all documentation required by the, EPA, CARB, or Oregon DEQ to certify that the Biogas is an Advanced Biofuel or Cellulosic Biofuel that can generate D Code 3 or D Code 5 RINs (with respect to the EPA RFS) and create a low carbon intensity pathway (with respect to CARB or Oregon DEQ) for generation of LCFS Credits (to the extent that sales of the Biogas Vehicle Fuel are contemplated in California or Oregon).

6.2.      Renewable Fuel Standard Registration Cost. Seller and Buyer’s Affiliate will share equally all initial costs associated with Registration of the production facilities and fuel pathways in line with EPA requirements to provide RINs and for registration under the QAP. Seller will cooperate with Buyer’s Affiliate and provide all necessary information required to complete registration. Seller and Buyer’s Affiliate will share equally any ongoing reporting and costs associated with integrity and compliance of the pathway, including QAP costs in Section II.6 (Third Party Verification Support Requirement).

6.3      LCFS Registration Cost. Seller and Buyer’s Affiliate will share equally all initial costs associated with registration of the production facilities and fuel pathways in line with CARB and Oregon DEQ requirements to generate LCFS Credits. Any ongoing costs associated with registration of the production facilities shall be shared equally by Seller and Buyer’s Affiliate, irrespective of the Party charged with such costs. Seller will cooperate with Buyer’s Affiliate and provide all necessary information required to complete registration. Seller and Buyer’s Affiliate will share equally any ongoing reporting and costs associated with integrity and compliance of the pathway.

ARTICLE VII

MISCELLANEOUS

7.1         [Reserved].

7.2       Authority to Execute. Each of the parties to this Addendum represents and warrants that, as of the Effective Date: (i) it has full and complete authority to enter into and perform this Addendum; (ii) the person who executes this Addendum on its behalf has full and complete authority to do so and is empowered to bind it thereby; and (iii) it is not insolvent and has not sought protection from its creditors under the United States Bankruptcy Code, or under any similar laws.

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7.3         Counterparts, Interpretation. This Addendum may be executed in multiple counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument. The headings and subheadings contained in this Addendum are used solely for convenience and shall not be used to construe or interpret the provisions of this Addendum. The language used in this Addendum is the product of both parties’ efforts and each party irrevocably waives the benefit of any rule of contract construction which disfavors the drafter of a contract or the drafter of specific language in a contract. In the event of any inconsistency between this Addendum, Transaction Confirmation and the Base Contract, the terms to govern shall be in the following priority: (i) Transaction Confirmation, (ii) Addendum, and (iii) Base Contract.

7.4          One Agreement. The parties agree and acknowledge that this Addendum shall be effective for any and all Biogas purchases and sales commencing on the date first written above and shall be considered part of the Contract as such term is defined in the NAESB General Terms and Conditions, but shall not be considered an “addendum” so as to constitute a part of the Base Contract. Accordingly, the parties agree and acknowledge that this Addendum is part and parcel to the Contract involving the purchase and sale of Biogas, and accordingly the Base Contract, this Addendum and any Transaction Confirmation shall be deemed to constitute one integrated agreement for all purposes; provided however, that this Addendum may be terminated, separate and apart from the Gas transactions under the Contract, in accordance with the terms and conditions set forth in this Addendum, necessarily resulting in the termination of any and all Biogas transactions as a result of: (i) an Event of Default under the Base Contract; (ii) pursuant to the termination rights set forth herein; or (iii) the parties otherwise mutually agree in writing to terminate this Addendum. To the extent that either of the foregoing in (i) or (ii) occurs, the Addendum will terminate on the date the event in (i) or (ii) occurs.

7.5         Survival of Terms. To the extent that this Addendum is terminated, the parties agree that any and all terms and conditions of this Addendum that are necessary to effectuate the parties’ rights and remedies as a result of an Event of Default will survive the termination of this Addendum until such time as the rights and remedies and all disputes related thereto are fully and finally resolved.

7.6        Governing Law. The law governing the Base Contract shall apply to this Addendum, except to the extent that the Green Attribute Regulator, together with regulations and decisions promulgated under such Green Attribute Program, are applicable to the purchase and sales of Biogas.

7.7         Buyer’s Affiliate. Buyer's Affiliate is executing this Addendum solely for the purpose of allowing the parties to transfer the Green Attribute Credits generated from the use of the Biogas sold as a Vehicle Fuel pursuant to any Transaction Confirmation directly to Buyer's Affiliate, and to allow for payments for such Green Attribute Credits to be made directly to or from Buyer's Affiliate. Title to the Gas, Biogas and Green Attributes shall pass to Buyer as set forth in Section 8.1 of the Base Contract. Title to the Green Attribute Credits shall pass to Buyer's Affiliate upon transfer to Buyer's Affiliate's applicable Green Attribute Credit Account. All obligations of Buyer under the Base Contract related to generation of Green Attribute Credits and any pricing associated with such Green Attribute Credits shall be satisfied by Buyer's Affiliate. For any Transaction Confirmations entered into under this Biogas Addendum, the cover page of the Base Contract shall be amended to add Buyer’s Affiliate’s contact information as shown on Exhibit A.

7.8         Storage of Biogas. From time to time, Biogas delivered by Seller to Buyer may be put into storage by Buyer, for one of three reasons: (i) if the Green Attribute pathway has not yet been approved by the EPA but the plant is flowing Biogas, then Buyer shall store the Biogas in accordance with the terms of the Green Attribute Program until such time as the pathway is approved; (ii) if the Biogas is intended to produce Q-RINs, then the Buyer shall store Biogas until such time as the QAP process is completed; or (iii) if the Biogas has been delivered to Buyer but Buyer cannot deliver it to a VFP until a subsequent Month, then Buyer may store the Biogas until such time as it can deliver the Biogas to the VFP.

If Biogas is stored pursuant to Section 7.8(i), Buyer and Seller shall share equally all costs associated with such storage. If Biogas is stored pursuant to Sections 7.8(ii) or (iii), Buyer shall pay for any and all costs associated with such storage. If Biogas is stored by Buyer, Buyer shall provide Seller with a report detailing the quantity stored, in accordance with Section 5.1.2(ii)(c) above. In the event any stored Biogas is deemed Disqualified Biogas (for example, because the pathway is not approved by the EPA), Seller shall not be entitled to payment of any anticipated Green Attribute Credits in accordance with Section 2.4.

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7.9       Misreporting. If any report submitted to EPA, CARB or Oregon DEQ is incorrect (a “Misreport”), each Party shall work together in good faith with the other Party and any relevant VFP to correct such Misreport. If, because of such Misreport, one Party’s environmental compliance obligation has increased or decreased compared to what that Party’s obligation should have been had there been no Misreport, then the Parties agree to effectuate a timely transfer of LCFS Credits at no cost so that each Parties’ environmental compliance obligation related to this transaction is what it would have been had no Misreport occurred.  If, either of the Parties are fined and/or penalized by an Environmental Regulator as a result of the Misreport, then the  Misreporting Party shall indemnify the other Party for such fines or penalties, but only to the extent such fine or penalty arises directly from the Misreport.  The Misreporting Party shall pay the other Party within ten (10) business days of receiving the other Party’s invoice in respect thereof.

7.10         Amendment to Base Contract.

(i)	Section 3.2 of the Base Contract is amended by deleting it in its entirety and replacing it with the following:

“3.2 The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas, RINs, or LCFS Credits shall be recovery of the following:

(i)	in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to:

(a)

with respect to the Gas, the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s) excluding any quantity for which no replacement is available, plus

(b)

with respect to RINs and/or LCFS Credits, as applicable, the positive difference, if any, between the purchase price paid by Buyer utilizing the RIN or LCFS Cover Standard and the RIN Price or LCFS Price, as applicable, multiplied by the difference between the RIN Quantity or LCFS Quantity, as applicable, and the quantity actually delivered by Seller for such Day(s) excluding any quantity for which no replacement is available; or

(ii)	in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to

(a)

with respect to the Gas, the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s) excluding any quantity for which no sale is available, plus

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(b)

With respect to RINs and/or LCFS Credits, as applicable, the positive difference, if any, between the RIN Price or LCFS Price, as applicable, and the price received by Seller utilizing the RIN or LCFS Cover Standard for the resale of such RINs or LCFS Credits, multiplied by the difference between the RIN Quantity or LCFS Quantity, as applicable, and the quantity actually delivered to Buyer’s Affiliate for such Day(s) excluding any quantity for which no sale is available, plus

(iii)

in the event that Buyer has used commercially reasonable efforts to replace the Gas and RINs or LCFS Credits, as applicable, or Seller has used commercially reasonable efforts to sell the Gas and RINs or LCFS Credits, as applicable, to a third party, and no such replacement or sale is available for all or any portion of the Contract Quantity of Gas or RIN Quantity or LCFS Quantity, as applicable, then in addition to (i) or (ii) above, as applicable, the sole and exclusive remedy of the performing party with respect to the Gas and RINs or LCFS Credits, as applicable, not replaced or sold shall be an amount equal to any unfavorable difference between (a) with respect to the Gas, the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the quantity of such Gas not replaced or sold, plus (b) with respect to the RINs or LCFS Credits, the RIN Price or LCFS Price, as applicable, and the RIN Spot Price or LCFS Spot Price, as applicable, multiplied by the quantity of such RINs or LCFS Credits, as applicable, not replaced or sold.

Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.”

“LCFS Spot Price” as referred to in Section 3.2 of the Base Contract shall mean:

(a)

For California LCFS Credits: The LCFS Spot Price for California LCFS Credits shall mean the [*****] California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If there is no [*****] California LCFS Price published for the applicable Calendar Quarter of Biogas delivery, then the LCFS Spot Price shall mean the [*****] California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If there is no [*****] California LCFS Price or [*****] California LCFS Price published for the applicable Calendar Quarter of Biogas delivery, then the LCFS Spot Price for California shall mean the [*****] California LCFS Price for the applicable Calendar Quarter of Biogas delivery. If there is no [*****] California LCFS Price, [*****] California LCFS Price, or [*****] California LCFS Price published on a relevant Day, then the LCFS Spot Price shall mean the price for the first Day for which an [*****] California LCFS Price, [*****] California LCFS Price, or [*****] California LCFS Price is published that follows the relevant Day

(b)

For Oregon LCFS Credits:  The LCFS Spot Price for Oregon LCFS Credits shall mean the [*****] Oregon LCS Price for the applicable Calendar Quarter of Biogas Delivery. If there is no [*****] Oregon LCFS Price for the applicable Calendar Quarter of Biogas Delivery, then the LCFS Spot Price shall mean the [*****] Oregon LCFS Price for the applicable Calendar Quarter of Biogas. If there is no [*****] Oregon LCFS Price or [*****] Oregon LCFS Price published on a relevant Day, then the LCFS Spot Price shall mean the price for the first Day for which an [*****] Oregon LCFS Price or [*****] Oregon LCFS Price is published that follows the relevant Day.

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“RIN Spot Price” as referred to in Section 3.2 of the Base Contract shall mean the [*****] D3 RIN Price for the applicable Month of Biogas delivery. If there is no [*****] D3 RIN Price published for the applicable Month of Biogas delivery for a particular Day, then the RIN Spot Price for that Day shall mean the [*****] D3 RIN Price for the applicable Month of Biogas delivery. If there are no [*****] D3 RIN Price or [*****] D3 RIN Price published for the applicable Month of Biogas delivery for a particular Day, then the RIN Spot Price for that Day shall mean the [*****] D3 RIN Price for the applicable Month of Biogas delivery. If there is no [*****] D3 RIN Price, [*****] D3 RIN Price, or [*****] D3 RIN Price for a particular Day, then the RIN Spot Price shall mean the price for the first Day for which an [*****] D3 RIN Price, [*****] D3 RIN Price, or [*****] D3 RIN Price is published that follows the relevant Day.

“RIN or LCFS Cover Standard” shall mean that if there is an unexcused failure to take or deliver any quantity of RINs or LCFS Credits pursuant to a Transaction Confirmation, then the performing party shall use commercially reasonable efforts to: (i) if Buyer is the performing party, obtain RINs or LCFS Credits; or (ii) if Seller is the performing party, sell RINs or LCFS Credits, in either case, at a commercially reasonable price.”

(ii)	Section 10.2(viii) of the Base Contract is amended by deleting the word “second” and replacing it with the word “tenth.”

(iii)	The following definition is added to Section 2 of the Base Contract:

“Contract Price” is as defined in the applicable Transaction Confirmation.

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IN WITNESS WHEREOF, and with the intent to be legally bound, the parties hereto have caused this Addendum to be executed by their duly authorized officers or representatives as of the Effective Date.

BP Canada Energy Marketing Corp. (“Buyer”)	Gevo NW Iowa RNG, LLC (“Seller”)

By: /s/ John Armstrong Name: John Armstrong Title: Attorney-In-Fact Date: 7/27/2021	By: /s/ Lynn Smull Name: Lynn Smull Title: CFO Date: 7/26/2021

BP Products North America Inc. (“Buyer’s Affiliate”)

By: /s/ Sean Reavis Name: Sean Reavis Title: Vice President Date: 7/28/2021

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[Biogas Addendum]

Exhibit A

Buyer’s Affiliate Contact Information

PARTY A BP Products North America Inc.	PARTY NAME
30 S Wacker, Suite 900 Chicago, IL 60606	ADDRESS
ACCOUNTING INFORMATION FOR RINS AND LCFS CREDITS
BP Products North America Inc. 30 S. Wacker Drive, Suite 900, Chicago, IL 60606 ATTN: Settlements Phone: 312-594-6951 Fax: 312-594-2165 EMAIL: producttradingsettlement@bp.com	■ INVOICES ■ PAYMENTS ■ SETTLEMENTS
BANK: Citibank NA ABA: [*****] ACCT: [*****] OTHER DETAILS:	WIRE TRANSFER NUMBERS (IF APPLICABLE)
BANK: Citibank NA ABA: [*****] ACCT: [*****] OTHER DETAILS:	ACH NUMBERS (IF APPLICABLE)
ATTN: ADDRESS:	CHECKS (IF APPLICABLE)

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